Exhibit 10.5(c)
THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS THIRD AMENDMENT (this “Amendment”) is made as of the 29th day of March, 2011 to that certain EMPLOYMENT AGREEMENT, dated as of January 30, 2009 (the “Employment Agreement”), by and between JAMES W. THORNE (“Employee”) and JOS. A. BANK CLOTHIERS, INC. (“Employer”).
     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Employer and Employee, being the sole parties to the Employment Agreement, hereby amend the Employment Agreement and agree as follows:
     1. Subject to earlier termination as otherwise set forth in the Employment Agreement, the last day of the Employment Period shall be February 2, 2013.
     2. Effective on the day on which general salary increases, if any, become effective for other employees of the Employer for fiscal 2011, Employee’s Base Salary shall be $440,000.
     Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes. The terms of employment set forth in this Amendment have been approved by the Compensation Committee of the Board of Directors of the Employer.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
JOS. A. BANK CLOTHIERS, INC.

By:	/s/ CHARLES D. FRAZER Charles D. Frazer,	/s/ JAMES W. THORNE JAMES W. THORNE
Senior Vice President-General Counsel